UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 13, 2020
(Date of earliest event reported)

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

56 Evergreen Drive
Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

207-878-2770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 - Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 13, 2020, the Company received $937,700 in funding from the Paycheck Protection Program under the Keeping American Workers Paid and Employed Act that was approved by Congress on March 25, 2020.

This funding accrues interest at a rate of 1% per annum, and the Company’s obligation to repay the principal amount of the funding will be forgiven provided that the Company uses the funding proceeds only for eligible payroll costs, eligible utility expenses, eligible rent payments and interest on mortgage debt borrowed prior to February 15, 2020, in each case incurred and paid during the eight-week period from April 13, 2020 through June 8, 2020 (which period may be extended at some future date). At least 75% of such forgiven amounts must be used for eligible payroll costs. If any portion of this funding were not to be applied to eligible expenses during the applicable eight-week period, the Company expects to repay such excess amount without any prepayment penalty by approximately October 13, 2020. By current estimated calculations, this repayment obligation may be approximately $150,000, due to projected payroll costs during the applicable eight-week period potentially being less than the 2019 levels used to determine the amount of available funding and the possible exclusion of interest expense on the Company’s mortgage debt because it was refinanced after February 15, 2020. The forgiveness also may be reduced proportionately to the extent that the Company were to reduce payroll during the applicable eight-week period below allowable limits or below full-time equivalent employment levels as compared to prior historical levels. The Company has no intent to make any such reductions and therefore does not expect to repay principal for this reason. Such forgiveness of indebtedness, in accordance with the CARES Act, does not give rise to taxable income to recipients like the Company.

The Promissory Note executed in connection with this credit facility is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: April 14, 2020	By:	/s/ Michael F. Brigham
Michael F. Brigham
President, Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated April 14, 2020

99.2	Promissory Note for $937,700 executed by ImmuCell Corporation in favor of Gorham Savings Bank dated April 13, 2020.

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